POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby constitutes and appoints Sherry W. Cohen, the Secretary of Post Properties, Inc. (the "Company"), as the true and lawful agent and attorney-in-fact of the undersigned with full power to appoint a substitute or substitutes to act hereunder for the undersigned, and in his name to execute and file with the Securities and Exchange Commission on behalf of the undersigned, or on behalf of any trust with respect to which the undersigned serves as a trustee, any Form 3s, Form 4s or Form 5s (or any amendments thereto) required to be so executed and filed by the undesigned or any such trust with respect to which the undersigned serves as trustee under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), and the rules and regulations promulgated thereunder. The undersigned hereby gives to said agent and attorney-in-fact full power and authority to act in the premises, including, but not limited to, full power and authority to determine in her sole discretion the time when, purpose for, and manner in which any powers herein conferred shall be exercised. The undersigned hereby ratifies and confirms all that said agent and attorney-in-fact, or any substitute or substitutes, may do by virtue hereof. This Power of Attorney shall remain valid and in full force and effect until the earlier of (i) the date on which the undersigned is no longer subject to the reporting requirements under Section 16(a) of the Act and the rules and regulations promulgated thereunder; and (ii) the date on which this Power of Attorney is revoked in writing by the undersigned.

	IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney this 19th day of February, 1998.



                                               /s/ John T. Glover





Sworn to and subscribed
before me this 27th day
February, 1998.


/s/ Kathy McCranie
Notary Public

My Commission Expires:
February 8, 2002

[Notarial Seal]